               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                     TRIARC COMPANIES, INC.
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                             TRIARC COMPANIES, INC.

                                NOTICE OF ANNUAL
                                   MEETING OF
                                STOCKHOLDERS AND
                                PROXY STATEMENT
                     PLEASE COMPLETE, SIGN, DATE AND RETURN
                              YOUR PROXY PROMPTLY

                                     [LOGO]

                            THURSDAY, JUNE 21, 2001
                                 AT 11:00 A.M.
                             AT THE WALDORF=ASTORIA
                                301 PARK AVENUE
                               NEW YORK, NEW YORK

   [TRIARC LOGO]

                             TRIARC COMPANIES, INC.
                                280 PARK AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 451-3000

                                                                    May 16, 2001

Dear Stockholders:

    It is our pleasure to invite you to join us at the 2001 Annual Meeting of Stockholders of Triarc Companies, Inc. which will be held at 11:00 a.m., on Thursday, June 21, 2001, in the Basildon Room, 3rd floor, of The
Waldorf=Astoria, 301 Park Avenue, New York, New York.

    We will report to you at the meeting on the Company's current operations and outlook. The meeting will also include a question and discussion period. The Board of Directors and management hope that many of you will be able to attend in person.

    At the meeting, you will be asked to consider and vote on the election of nine (9) directors and the ratification of the appointment of Deloitte & Touche LLP as the Company's independent certified public accountants. The Board of Directors has unanimously approved these proposals and recommends that you vote FOR each of them.

    The formal notice of Annual Meeting and the Proxy Statement follow. It is important that your shares be represented and voted, regardless of the size of your holdings. Accordingly, whether or not you plan to attend the meeting in person, please complete, sign, date and return the enclosed proxy. If you attend the meeting and wish to vote your shares personally, you may revoke your proxy.

                                          Sincerely,

                                  NELSON PELTZ                        PETER W. MAY
                                  NELSON PELTZ                        PETER W. MAY
                                  Chairman and Chief                  President and Chief
                                  Executive Officer                   Operating Officer

  [TRIARC LOGO]

                             TRIARC COMPANIES, INC.
                 NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON THURSDAY, JUNE 21, 2001
                             11:00 A.M., LOCAL TIME

                              -------------------
    The 2001 Annual Meeting of Stockholders of Triarc Companies, Inc. will be held on Thursday, June 21, 2001, at 11:00 a.m., local time, in the Basildon Room, 3rd floor, of The Waldorf=Astoria, 301 Park Avenue, New York, New York, for the following purposes:

        (1) to elect nine (9) directors to hold office as specified in the accompanying Proxy Statement;

        (2) to ratify the appointment of Deloitte & Touche LLP as the Company's independent certified public accountants; and

        (3) to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    Stockholders entitled to vote at the meeting or any adjournment or postponement thereof are holders of record of the Company's Class A Common Stock at the close of business on May 9, 2001.

                                          By Order of the Board of Directors
                                          STUART I. ROSEN
                                          STUART I. ROSEN
                                          Senior Vice President and
                                          Associate General Counsel, and
                                          Secretary

May 16, 2001

       YOUR VOTE IS IMPORTANT! STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE MEETING.

                             TRIARC COMPANIES, INC.
                                280 PARK AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 451-3000
                              -------------------
                                PROXY STATEMENT
                              -------------------
                                  INTRODUCTION

GENERAL

    The accompanying proxy is solicited by the Board of Directors (the 'Board of Directors' or the 'Board') of Triarc Companies, Inc. (the 'Company' or 'Triarc') in connection with the 2001 Annual Meeting of Stockholders of the Company (the 'Meeting'), to be held on Thursday, June 21, 2001, at 11:00 a.m., local time, in the Basildon Room, 3rd floor, of The Waldorf=Astoria, 301 Park Avenue, New York, New York and at any adjournment or postponement of the Meeting. This Proxy Statement and a proxy are first being mailed to stockholders on or about
May 16, 2001. The mailing address of the Company's principal executive office is 280 Park Avenue, New York, New York 10017.

    When a proxy is returned properly dated and signed, the shares represented thereby will be voted by the persons named as proxies in accordance with each stockholder's directions. Stockholders may specify their choices by marking the appropriate boxes on the enclosed proxy. If a proxy is dated, signed and returned without specifying choices, the shares will be voted as recommended by the Board of Directors FOR the election of each of the nine (9) nominees for directors named below and FOR Proposal (2). The Company does not have cumulative voting in the election of directors. Under the Company's By-Laws (the 'By-Laws'), business transacted at the Meeting is confined to the purposes stated in the Notice of the Meeting. The proxy being solicited does, however, convey discretionary authority to the persons named therein as proxies to vote on matters incident to the conduct of the Meeting. The proxy may be revoked by the stockholder at any time prior to the time it is voted by giving notice of such revocation either personally or in writing to the Secretary of the Company at the address provided above.

VOTING SECURITIES

    All holders of record of the Company's Class A Common Stock, par value $.10 per share (the 'Class A Common Stock'), at the close of business on May 9, 2001 are entitled to vote on all business of the Meeting. At the close of business on such day, the Company had 20,276,845 shares of Class A Common Stock outstanding and entitled to vote at the Meeting. Each share of Class A Common Stock entitles the holder to one vote per share. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast shall constitute a quorum. Broker 'non-votes' and the shares as to which a stockholder abstains are included for purposes of determining whether a quorum of shares is present at the Meeting. A broker 'non-vote' occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

    Under the General Corporation Law of the State of Delaware (the 'Delaware Law'), the state in which the Company is incorporated, the Company's Certificate of Incorporation and the By-Laws, if a quorum is present at the Meeting, the affirmative vote of a plurality of the votes cast is required for the election of directors and the affirmative vote of a majority of the voting power present (in person or by proxy) and entitled to vote at the Meeting is required for approval of Proposal (2). Under the Delaware Law, an abstention is not deemed to be a 'vote cast.' As a result, abstentions and broker 'non-votes' are not included in the tabulation of the voting results on the election of directors (Proposal (1)) and, therefore, do not have the effect of votes in opposition in such tabulations. Abstentions are included in the tabulation of the voting results on issues requiring the affirmative vote of a majority of the voting power present (in person or by proxy) and entitled to vote at the Meeting (Proposal (2)) and have the effect of votes in opposition in such tabulations, while broker 'non-votes' are not included in the tabulation of the voting results on such issues and therefore do not have the effect of votes against in such tabulations.

    The Company has been informed that the 5,982,867 shares of Class A Common Stock (constituting approximately 29.5% of the outstanding shares of Class A Common Stock as of May 9, 2001) owned by DWG Acquisition Group, L.P., a Delaware limited partnership of which Nelson Peltz and Peter W. May are the sole general partners ('DWG Acquisition'), will be voted in accordance with the recommendation of the Board of Directors FOR the election of each of the nine (9) nominees for director named below and FOR Proposal (2).

                                  PROPOSAL 1.
                             ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

    It is recommended that the nine (9) nominees herein named be elected as directors of the Company, with each director to hold office until the next Annual Meeting of Stockholders, and until his successor is elected and qualified or until his prior death, resignation or removal. All of the nine (9) nominees are presently serving as directors of the Company and were elected directors at the Annual Meeting of Stockholders held on June 22, 2000 to serve until the next annual meeting of the Company's stockholders and until such director's successor is duly chosen and qualified or until his prior death, resignation or removal. The Company is unaware of any reason why any of the nominees named herein would be unwilling or unable to serve as a director. Should, however, any nominee for director be unwilling or unable to serve at the time of the Meeting or any adjournment or postponement thereof, the persons named in the proxy will vote for the election of such other person for such directorship as the Board of Directors may recommend.

    Certain information regarding each person nominated by the Board of Directors, including his principal occupation during the past five years and current directorships, is set forth below. Unless otherwise indicated, all nominees have had the indicated principal occupations for the past five years.

                                                     BUSINESS EXPERIENCE DURING PAST
          NAME OF DIRECTOR                        FIVE YEARS, AGE AND OTHER INFORMATION
          ----------------                        -------------------------------------
Nelson Peltz.........................  Mr. Peltz has been a director and the Chairman and Chief
                                         Executive Officer of the Company since April 1993. Since
                                         then, he has also been a director or manager and officer
                                         of certain of the Company's subsidiaries. He is also a
                                         general partner of DWG Acquisition, whose principal
                                         business is ownership of securities of the Company. From
                                         its formation in January 1989 to April 1993, Mr. Peltz was
                                         Chairman and Chief Executive Officer of Trian Group,
                                         Limited Partnership ('Trian'), which provided investment
                                         banking and management services for entities controlled by
                                         Mr. Peltz and Mr. May. From 1983 to December 1988, he was
                                         Chairman and Chief Executive Officer and a director of
                                         Triangle Industries, Inc. ('Triangle'), which, through
                                         wholly-owned subsidiaries, was, at that time, a
                                         manufacturer of packaging products, copper electrical wire and cable and steel conduit and currency and coin handling products. Mr. Peltz has also served as a director of MCM
                                         Capital Group, Inc. since February 1998. Mr. Peltz is 58
                                         years of age.

Peter W. May.........................  Mr. May has been a director and the President and Chief
                                         Operating Officer of the Company since April 1993. Since
                                         then, he has also been a director or manager and officer
                                         of certain of the Company's subsidiaries. He is also a
                                         general partner of DWG Acquisition. From its formation in
                                         January 1989 to April 1993, Mr. May was President and
                                         Chief Operating Officer of Trian. He was President and
                                         Chief Operating Officer and a director of Triangle from
                                         1983 until December 1988. Mr. May has also served as a
                                         director of MCM Capital Group, Inc. since February 1998
                                         and served as a director of Ascent Entertainment Group,
                                         Inc. from June 1999 to April 2000 and of On Command
                                         Corporation from February 2000 to April 2000. Mr. May is
                                         the father of Jonathan P. May, a Senior Vice President of
                                         Triarc and Chairman of the Triarc Restaurant Group. Mr.
                                         May is 58 years of age.

Hugh L. Carey........................  Mr. Carey has been a director of the Company since June
                                         1994. He was an Executive Vice President of W.R. Grace & Co.
                                         ('Grace') from 1987 to December 31, 1995. From 1993 to
                                         December 1995, he served Grace as director of its
                                         Government Relations Division, and from 1987 until 1993,
                                         he ran Grace's office of environmental policy. Mr. Carey
                                         was the Governor of the State of New York from 1975 until
                                         1983 and a member of Congress from 1960 until 1975. From
                                         1991 until 1993, he was Chairman of the National Institute of Former Governors. Mr. Carey is also a director of China
                                         Trust Bank, and Of Counsel to Winston & Strawn. Mr. Carey
                                         is 82 years of age.

Clive Chajet.........................  Mr. Chajet has been a director of the Company since June
                                         1994. He has been Chairman of Chajet Consultancy, L.L.C., a consulting firm specializing in identity and image
                                         management, since January 1997. Prior to that time, Mr.
                                         Chajet was Chairman of Lippincott & Margulies Inc., also a consulting firm specializing in identity and image
                                         management, from 1983 to January 1997. Mr. Chajet is 64
                                         years of age.

                                                     BUSINESS EXPERIENCE DURING PAST
          NAME OF DIRECTOR                        FIVE YEARS, AGE AND OTHER INFORMATION
          ----------------                        -------------------------------------
Joseph A. Levato.....................  Mr. Levato has been a director of the Company since June
                                         1996. Mr. Levato served as Executive Vice President and
                                         Chief Financial Officer of Triarc from April 1993 to
                                         August 1996. He also served as Executive Vice President
                                         and Chief Financial Officer of certain of Triarc's
                                         subsidiaries from April 1993 to August 1996. Prior to
                                         April 1993, he was Senior Vice President and Chief
                                         Financial Officer of Trian from January 1992 to April
                                         1993. From 1984 to December 1988, he served as Senior Vice
                                         President and Chief Financial Officer of Triangle. Mr.
                                         Levato is 60 years of age.

David E. Schwab II...................  Mr. Schwab has been a director of the Company since October
                                         1994. Mr. Schwab has been a Senior Counsel of Cowan,
                                         Liebowitz & Latman, P.C., a law firm, since January 1,
                                         1998. Prior to that time, he was a partner of Schwab
                                         Goldberg Price & Dannay, a law firm, for more than five
                                         years. Mr. Schwab also serves as Chairman of the Board of
                                         Trustees of Bard College. Mr. Schwab is 70 years of age.

Jeffrey S. Silverman.................  Mr. Silverman has been a director of the Company since May
                                         1999. Mr. Silverman has been Chairman and co-founder of LTS
                                         Capital Partners, L.L.C., an investment firm, since August
                                         1997, and Chairman and Chief Executive Officer of
                                         Financial Performance Corporation, an investment firm,
                                         since January 2000. From January 1983 until August 1997,
                                         Mr. Silverman served as Chief Executive Officer of PLY-GEM
                                         Industries, Inc., a home improvement building products
                                         supplier, and he served as its Chairman from February 1986 through August 1997. Mr. Silverman is 55 years of age.

Raymond S. Troubh....................  Mr. Troubh has been a director of the Company since June
                                         1994. He has been a financial consultant since prior to
                                         1989. Mr. Troubh is a director of ARIAD Pharmaceuticals,
                                         Inc., Diamond Offshore Drilling, Inc., General American
                                         Investors Company, Gentiva Health Services, Inc., Health
                                         Net, Inc., Starwood Hotels & Resorts, Inc. and WHX
                                         Corporation. He is also a trustee of Corporate Renaissance
                                         Group Liquidating Trust, MicroCap Liquidating Trust and
                                         Petrie Stores Liquidating Trust. Mr. Troubh is 75 years of age.

Gerald Tsai, Jr......................  Mr. Tsai has been a director of the Company since October
                                         1993. Mr. Tsai is a private investor. From February 1993 to
                                         October 1997, he was Chairman of the Board, President and
                                         Chief Executive Officer of Delta Life Corporation, a life
                                         insurance and annuity company with which Mr. Tsai became
                                         associated in 1992. Mr. Tsai also serves as a director of
                                         Rite Aid Corporation, Sequa Corporation, Zenith National
                                         Insurance Corporation, Saks Incorporated and United
                                         Rentals Inc. He is a trustee of Boston University, the
                                         Mount Sinai-NYU Medical Center Board and the New York
                                         University School of Medicine Foundation Board. Mr. Tsai
                                         is 72 years of age.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NINE (9) NOMINEES NAMED ABOVE.

                               EXECUTIVE OFFICERS

    The following table sets forth certain information regarding the executive officers of Triarc, all of whom are U.S. citizens.

               NAME                  AGE                        POSITIONS
               ----                  ---                        ---------
Nelson Peltz.......................  58    Director; Chairman and Chief Executive Officer
Peter W. May.......................  58    Director; President and Chief Operating Officer
Michael C. Howe....................  48    President and Chief Executive Officer of the Triarc
                                             Restaurant Group
John L. Barnes, Jr. ...............  53    Executive Vice President and Chief Financial
                                           Officer*
Eric D. Kogan......................  37    Executive Vice President -- Corporate Development
Brian L. Schorr....................  42    Executive Vice President, General Counsel, and
                                             Assistant Secretary
Jonathan P. May....................  35    Senior Vice President; Chairman of the Triarc
                                             Restaurant Group
Francis T. McCarron................  44    Senior Vice President -- Taxes*
Jarrett B. Posner..................  31    Senior Vice President -- Corporate Finance
Stuart I. Rosen....................  41    Senior Vice President and Associate General Counsel,
                                             and Secretary
Fred H. Schaefer...................  56    Senior Vice President and Chief Accounting Officer
Anne A. Tarbell....................  42    Senior Vice President -- Corporate Communications
                                           and Investor Relations

---------

(*) Mr. Barnes has announced his retirement, effective on or about June 30, 2001, as Executive Vice President and Chief Financial Officer. Mr. McCarron will become Chief Financial Officer upon such retirement.

    Set forth below is certain additional information concerning the persons listed above (other than Messrs. Peltz and May, for whom such information has been provided under 'Nominees for Election' above).

    Michael C. Howe has been the President and Chief Executive Officer of the Triarc Restaurant Group since January 2001. From July 1999 to January 2001 he served as President and Chief Operating Officer of the Triarc Restaurant Group and certain of its subsidiaries. From February 1997 to July 1999, Mr. Howe was Senior Vice President, Operations of the Triarc Restaurant Group. From August 1995 to February 1997, Mr. Howe was a Regional Vice President for the Southeast Region of the Triarc Restaurant Group. He also served in a variety of positions within the KFC Division of PepsiCo from July 1990 to August 1995 including Vice President, Restaurant Support. Prior to entering the restaurant industry, Mr. Howe was employed for 12 years with Procter & Gamble in a number of different positions within the sales management functions.

    John L. Barnes, Jr. has been Executive Vice President and Chief Financial Officer of Triarc and certain of its subsidiaries since March 1998 and prior thereto was Senior Vice President and Chief Financial Officer of Triarc since August 1996. From April 1996 to August 1996 Mr. Barnes was a Senior

Vice President of Triarc. Prior to April 1996, Mr. Barnes had served for more than five years as Executive Vice President and Chief Financial Officer of Graniteville Company, a textile company (which was sold by the Company in April
1996).

    Eric D. Kogan has been Executive Vice President -- Corporate Development of Triarc and certain of its subsidiaries since March 1998 and prior thereto was Senior Vice President -- Corporate Development of Triarc since March 1995. From April 1993 to March 1995 Mr. Kogan was Vice President -- Corporate Development of Triarc. Prior thereto, Mr. Kogan was a Vice President of Trian from September 1991 to April 1993. Mr. Kogan has also served as Chairman and a director of MCM Capital Group, Inc. since February 1998.

    Brian L. Schorr has been Executive Vice President and General Counsel of Triarc and certain of its subsidiaries since June 1994. Prior thereto, Mr. Schorr was a partner of Paul, Weiss, Rifkind, Wharton & Garrison, a law firm which he joined in 1982. That firm provides legal services to Triarc and its subsidiaries.

    Jonathan P. May has been Senior Vice President of Triarc and Chairman of the Triarc Restaurant Group since January 2001. From July 1999 to January 2001 he served as Chief Executive Officer of the Triarc Restaurant Group and certain of its subsidiaries. From 1996 to July 1999, Mr. May was Vice-President, Concept Development of the Triarc Restaurant Group. From 1995 to 1996, Mr. May was Vice President, Worldwide Planning of the Triarc Restaurant Group. Mr. May was Director, Corporate Development of the Company from 1993 to 1995. Previously, Mr. May was employed by McKinsey & Co., Inc. from September 1989 to June 1991. Mr. May is the son of Peter W. May.

    Francis T. McCarron has been Senior Vice President -- Taxes of Triarc and certain of its subsidiaries since April 1993. Prior thereto, he was Vice President -- Taxes of Trian from its formation in January 1989 to April 1993.

    Jarrett B. Posner has been Senior Vice President -- Corporate Finance of Triarc and Senior Vice President of certain of its subsidiaries since November 16, 2000. Prior thereto, he was Vice President, Corporate Development of Triarc since March 1998. Mr. Posner has held various corporate finance positions at Triarc since May 1993.

    Stuart I. Rosen has been Senior Vice President and Associate General Counsel, and Secretary of Triarc and certain of its subsidiaries since November 16, 2000. From August 1994 to January 2001 he served as Vice President and Associate General Counsel, and Secretary of Triarc and certain of its subsidiaries. Prior thereto, he was an associate with Paul, Weiss, Rifkind, Wharton & Garrison since 1985.

    Fred H. Schaefer has been Senior Vice President and Chief Accounting Officer of Triarc and certain of its subsidiaries since November 16, 2000. From April 1993 to January 2001 he served as Vice President and Chief Accounting Officer of Triarc and certain of its subsidiaries. Prior thereto, he was Vice President and Chief Accounting Officer of Trian from its formation in January 1989 to April 1993.

    Anne A. Tarbell has been Senior Vice President -- Corporate Communications and Investor Relations of Triarc, and Senior Vice President of certain of its subsidiaries, since May 1998. From June 1995 to April 1998, Ms. Tarbell was Vice President and Director -- Investor Relations of ITT Corporation and served as Assistant Director -- Investor Relations of ITT Corporation from August 1991 to May 1995.

    The term of office of each executive officer is until the organizational meeting of the Board following the next annual meeting of the Company's stockholders and until his or her successor is elected and qualified or until his or her prior death, resignation or removal.

BOARD MEETINGS AND CERTAIN COMMITTEES OF THE BOARD

    Eight meetings of the full Board of Directors were held during the fiscal year ended December 31, 2000. Each incumbent director who is a nominee for reelection (other than Messrs. Silverman and Tsai) attended 75% or more of the meetings of the Board of Directors and its committees that he was eligible to attend in 2000.

    The Company has standing audit, nominating, and compensation committees whose current functions and members are described below. It is anticipated that at its first meeting following the Meeting, the Board will designate the directors to serve on each of these committees until the next annual meeting of stockholders.

    Audit Committee. The Audit Committee is composed of Messrs. Raymond S. Troubh (Chairman), Joseph A. Levato, David E. Schwab II and Jeffrey S. Silverman. This committee is charged with the responsibility of assisting the Board of Directors in overseeing the financial reporting process of the Company. In the course of performing its functions, the Audit Committee (i) reviews the Company's internal accounting controls and its annual consolidated financial statements, (ii) reviews with the Company's independent certified public accountants the scope of their audit, their report and their recommendations,
(iii) considers the possible effect on the independence of such accountants in approving non-audit services requested of them, (iv) recommends the action to be taken with respect to the appointment of the Company's independent certified public accountants and (v) reviews matters brought to its attention within the scope of its duties, including financial, legal or ethical matters relating to conflict of interest transactions. The Audit Committee met nine times during 2000. The formal report of the Audit Committee with respect to fiscal year 2000 begins on page 25 herein.

    Nominating Committee. The Nominating Committee is composed of Messrs. Joseph
A. Levato (Chairman), Hugh L. Carey, David E. Schwab II, and Gerald Tsai, Jr. This committee is charged with the responsibility of considering and recommending individuals to be considered by the Board for membership on the Board of Directors. The Nominating Committee met once during 2000.

    The Nominating Committee will consider nominations for Board membership by stockholders. The Nominating Committee has adopted the following rules with respect to considering such nominations: (i) the nominating stockholder must have owned, for at least six months prior to the date the nomination is submitted, shares of (x) Class A Common Stock or (y) other classes of common stock or preferred stock, if any, entitled to vote for directors; (ii) the nomination must be received by the Nominating Committee at least 120 days before the mailing date for proxy material applicable to the annual meeting for which such nomination is proposed for submission; and (iii) a detailed statement setting forth the qualifications, as well as the written consent, of each party nominated must accompany each nomination submitted.

    Compensation Committee and Performance Compensation Subcommittee. The Compensation Committee is composed of Messrs. David E. Schwab II (Chairman), Clive Chajet, Joseph A. Levato and Jeffrey S. Silverman. The Compensation Committee is charged with the responsibility of (i) reviewing, advising and making recommendations with respect to employee salary and compensation plans, benefits and standards applicable to the executive officers of the Company,
(ii) taking all actions with respect thereto that are not specifically reserved for the Board of Directors, and (iii) administering the

Triarc Companies, Inc. 1997 Equity Participation Plan (the '1997 Plan'), the Deferral Plan for Senior Executive Officers of Triarc Companies, Inc. (the 'Deferral Plan') and such other salary or compensation plans as the Compensation Committee is designated to administer. The Compensation Committee met nine times during 2000.

    The Performance Compensation Subcommittee (the 'Subcommittee' or the 'Performance Committee') of the Compensation Committee is composed of Messrs. Schwab (Chairman), Chajet and Silverman. The Subcommittee was established in August 1997 to assume certain functions which were previously the responsibility of the Compensation Committee. The Subcommittee's principal function is to administer the Triarc Companies, Inc. 1993 Equity Participation Plan, as amended (the '1993 Plan'), the 1998 Equity Participation Plan (the '1998 Plan'), the 1999 Executive Bonus Plan (the '1999 Executive Bonus Plan' or the '1999 Plan') and such other salary or compensation plans as the Subcommittee is designated to administer. Prior to the sale of the Snapple Beverage Group in October 2000, the Subcommittee also administered the Snapple Beverage Group, Inc. 1997 Stock Option Plan (the 'SBG Option Plan'). The Subcommittee met eight times in 2000.

COMPENSATION OF DIRECTORS

    Each non-management director of the Company receives an annual retainer of $30,000 for serving on the Board. In addition, each non-management director of the Company receives $1,500 for each meeting of the Board or of a committee (or subcommittee) of the Board that such director attends. Under the 1998 Plan each non-management director may elect to have all or a portion of the annual retainer and these fees paid in shares of Class A Common Stock rather than in cash. See 'Executive Compensation -- Certain Employment Arrangements with Executive Officers' below for certain information relating to compensation of the Company's management directors.

    In addition, pursuant to the 1998 Plan, each director of the Company who is not also an employee of the Company or any subsidiary receives options to purchase 15,000 shares of Class A Common Stock on the date of such director's initial election or appointment to the Board of Directors. On the date of each subsequent annual meeting of stockholders of the Company at which a director is reelected, such director receives options to purchase 4,000 shares of Class A Common Stock.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), requires Triarc's directors, executive officers, and persons who own more than ten percent of Triarc's common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the 'SEC') and the New York Stock Exchange. Directors, executive officers and greater than ten percent stockholders are required by SEC regulations to furnish Triarc with copies of all Forms 3, 4 and 5 they file.

    Based solely on Triarc's review of the copies of such forms it has received, or written representations from certain reporting persons that no Form 5s were required for these persons, Triarc believes that all its directors, executive officers and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to 2000.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

    The following table sets forth the beneficial ownership as of May 9, 2001 by each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock (constituting the only class of voting capital stock of the Company), each director of the Company and nominee for director of the Company who has such ownership, each executive officer whose name appears in the Summary Compensation Table below (the 'Named Officers') who was an executive officer of the Company as of May 9, 2001 and all directors and executive officers as a group. Except as otherwise indicated, each person has sole voting and dispositive power with respect to such shares.

                                                           AMOUNT AND
                NAME AND ADDRESS OF                        NATURE OF
                  BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP             PERCENT OF CLASS
                  ----------------                    --------------------             ----------------
DWG Acquisition Group, L.P.  .......................    5,982,867 shares(1)                  29.5%
  1201 North Market Street
  Wilmington, DE 19801
Nelson Peltz .......................................    7,490,234 shares(1)(2)(3)            34.5%
  280 Park Avenue
  New York, NY 10017
Peter W. May .......................................    6,998,000 shares(1)(2)               32.9%
  280 Park Avenue
  New York, NY 10017
Lockheed Martin Investment
  Management Company................................    1,763,863 shares(4)                   8.7%
  6705 Rockledge Drive
  Bethesda, MD 20817-1814
Neuberger Berman Inc................................    1,232,875 shares(5)                   6.1%
Neuberger Berman, LLC
  605 Third Avenue
  New York, NY 10158
Hugh L. Carey.......................................       47,453 shares                       *
Clive Chajet........................................       38,300 shares(6)                    *
Joseph A. Levato....................................       52,875 shares                       *
David E. Schwab II..................................       37,644 shares                       *
Jeffrey S. Silverman................................       60,849 shares                       *
Raymond S. Troubh...................................       50,744 shares                       *
Gerald Tsai, Jr. ...................................       50,388 shares                       *
John L. Barnes, Jr. ................................      104,001 shares                       *
Eric D. Kogan.......................................       80,667 shares                       *
Brian L. Schorr.....................................       72,957 shares(7)                    *
Directors and Executive Officers as a group
  (19 persons)......................................    9,391,358 shares                     40.1%

---------

*  Less than 1%

(1) The Company is informed that DWG Acquisition has pledged such shares to a financial institution on behalf of Messrs. Peltz and May to secure loans made to them.
                                              (footnotes continued on next page)

(footnotes continued from previous page)

(2) Includes 5,982,867 shares held by DWG Acquisition, of which Mr. Peltz and Mr. May are the sole general partners.

(3) Includes 21,200 shares owned by a family trust of which Mr. Peltz is a trustee and 2,600 shares owned by minor children of Mr. Peltz. Mr. Peltz disclaims beneficial ownership of these shares.

(4) The information set forth herein with respect to Lockheed Martin Investment Management Company ('Lockheed Martin') is based solely on information contained in a Schedule 13G/A filed with the SEC on February 8, 2001 pursuant to the Exchange Act. Lockheed Martin is deemed to be the beneficial owner of 1,763,863 shares of Class A Common Stock. Lockheed Martin has sole voting and dispositive power over these shares. Lockheed Martin Master Retirement Trust, of which Lockheed Martin is the named fiduciary and investment adviser, has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, shares beneficially owned by Lockheed Martin in an amount exceeding 5%.

(5) The information set forth herein with respect to Neuberger Berman, LLC ('Neuberger LLC') and Neuberger Berman, Inc. (the parent holding company of Neuberger LLC, 'Neuberger Inc.') is based solely on information contained in a Schedule 13G/A filed with the SEC on February 6, 2001 pursuant to the Exchange Act. Neuberger LLC and Neuberger Berman Management Inc. ('Neuberger Management'), serve as sub-adviser and investment manager, respectively, of Neuberger Inc.'s various mutual funds. Neuberger LLC and Neuberger Management are deemed to be beneficial owners of 1,232,875 shares of Class A Common Stock. These shares are included as shares over which Neuberger LLC and Neuberger Management have shared voting and dispositive power. Neuberger LLC and Neuberger Management disclaim beneficial ownership of an additional 86,000 shares of Class A Common Stock owned by employees in their own personal securities accounts.

(6) Includes 1,300 shares owned by Mr. Chajet's wife, as to which shares Mr. Chajet disclaims beneficial ownership.

(7) Includes 100 shares owned by a minor child of Mr. Schorr, as to which shares Mr. Schorr disclaims beneficial ownership.

                              -------------------

    The above beneficial ownership table includes options to purchase shares of Class A Common Stock which have vested or will vest within 60 days of May 9, 2001 by the following persons:

                                                                 NUMBER OF SHARES
                  NAME OF BENEFICIAL OWNER                    REPRESENTED BY OPTIONS
                  ------------------------                    ----------------------
Nelson Peltz................................................     1,456,667 shares
Peter W. May................................................       968,333 shares
Hugh L. Carey...............................................        30,500 shares
Clive Chajet................................................        30,500 shares
Joseph A. Levato............................................        39,500 Shares
David E. Schwab II..........................................        30,500 shares
Jeffrey S. Silverman........................................        18,500 shares
Raymond S. Troubh...........................................        30,500 shares
Gerald Tsai, Jr. ...........................................        33,500 shares
John L. Barnes, Jr. ........................................       100,001 shares
Eric D. Kogan...............................................        66,667 shares
Brian L. Schorr.............................................        66,667 shares
Directors and Executive Officers as a group (19 persons)....     3,159,834 shares

                              -------------------

    The beneficial ownership table does not include 1,999,207 shares of Triarc's non-voting Class B Common Stock owned as of May 9, 2001 by entities controlled by Victor Posner (collectively, the 'Posner Entities'). In August 1999, Triarc entered into a definitive agreement with the Posner Entities to acquire all of the Class B Common Stock. One-third of such shares (1,999,208 shares) were acquired by Triarc in August 1999 and one-third of such shares (1,999,207 shares) were acquired by Triarc in August 2000. The balance of such shares (1,999,207 shares) will be purchased on or before August 19, 2001. This purchase date is subject to extension in certain limited circumstances. None of the directors or nominees for directors of the Company or the Named Officers beneficially owned any Class B Common Stock as of May 9, 2001.

    Except for the arrangements relating to the shares described in footnote
(1) to the beneficial ownership table, there are no arrangements known to the Company the operation of which may at a subsequent date result in a change in control of the Company.

                             EXECUTIVE COMPENSATION
                    REPORT OF THE COMPENSATION COMMITTEE AND
                    PERFORMANCE COMPENSATION SUBCOMMITTEE(*)

    The Compensation Committee's Role. The Compensation Committee of the Board of Directors (the 'Compensation Committee') is responsible for setting policy for compensation of executive officers of the Company. It is also responsible for reviewing and approving the compensation program for the executive officers of the Company (the 'Executive Compensation Program') and for administering the 1997 Plan and the Deferral Plan. The Performance Compensation Subcommittee's (the 'Subcommittee' or the 'Performance Committee') principal function is to administer the 1998 Plan, the 1999 Executive Bonus Plan and the 1993 Plan (which by its terms expired in April 1998). Accordingly, the Subcommittee joins the Compensation Committee in this report.

    The Company's Executive Compensation Program is designed to motivate executives to achieve the Company's business objectives, with a particular emphasis on building the value of the Company. Key components of the Executive Compensation Program consist of base salaries, performance-based cash bonus plans, stock-based compensation plans, deferred compensation plans and discretionary bonuses. To fulfill its principal function, the Compensation Committee reviews and approves each of the elements of the Executive Compensation Program and will continually assess the effectiveness of the Executive Compensation Program as a whole. This includes reviewing the design of the Company's various incentive plans for executive officers and assessing the competitiveness of the overall Executive Compensation Program. From time to time, the Company retains external compensation consultants to advise it with respect to competitive pay levels and the development and design of compensation plans.

    The Company provides its executive officers with a total compensation package that -- at expected levels of performance -- is generally intended to be highly competitive with compensation packages provided to similarly situated executives in the consumer products, restaurants and food industries and investment management and mergers and acquisitions firms. The Company periodically assesses an executive's competitive level of compensation based on comparable market information drawn from a variety of sources, including proxy statements, compensation surveys and external compensation consultants. In addition, such compensation takes into account the various roles and combinations of responsibilities undertaken by Triarc's executive officers, as well as their individual performance and contribution to the success of the Company.

    The Compensation Committee is aware that companies selected for compensation comparison purposes differ from those used for relative stockholder return comparison purposes in this proxy statement's performance graph. The Compensation Committee believes stockholders' interests are best served by providing compensation necessary to attract needed exceptional executive talent from relevant labor markets and that, in many cases, this talent will be attracted from companies or institutions that are not included in the peer group index in the performance graph set forth below.

    While the expected value of an executive's compensation package is set at a highly competitive level, each executive officer's pay package places a significant portion of pay at risk, and the actual value of the package will exceed or fall below this level depending on actual Company results and value creation.

---------
(*) This Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference into such other filing.

    Incentive Compensation Varies With Performance and Other Factors. Actual total compensation paid to the executive corporate officers may exceed or fall below competitive compensation levels, both annually and over time, based on various factors, including:

         the Company's financial and operating performance;

         the Company's common stock performance;

         the successful completion of acquisitions, dispositions, financings and other significant transactions;

         the return on the Company's investment portfolio;

         the performance of the executive's area of responsibility;

         individual executive performance; and

         the executive's experience in his or her role.

Awards paid under annual and long-term incentive plans to senior operating unit officers are tied to that business units' short- and long-term financial performance and strategic accomplishments of the Company.

    The Company also believes that effectively rewarding individual performance helps drive managers to contribute in ways that enhance the financial and stock performance of the Company and its various business units. Although the Executive Compensation Program provides compensation that varies with financial performance and strategic accomplishments, an executive officer's incentive awards may also be influenced by qualitative assessments of Company, business unit and individual performance, as appropriate. For all executive officers, these assessments are made by either the Compensation Committee or the Subcommittee, as appropriate.

    Overview of the Executive Compensation Program. Key components of the Executive Compensation Program include: (i) the base salary program, (ii) the annual incentive program, including awards under the 1999 Executive Bonus Plan, discretionary bonuses and special deferred compensation and (iii) the long-term incentive program.

        Base Salary Compensation. The Company's base salary program is intended to provide base salary levels that are competitive in the external market for executive talent and reflect an individual's ongoing performance. Base salaries are periodically adjusted based on the executive's performance, the Company's overall financial performance and expected salary increases in the market for executive talent.

        Annual Incentive Compensation. During 1999, the Company's stockholders approved the 1999 Executive Bonus Plan which seeks to provide compensation opportunities to eligible executive officers and key employees of the Company and its subsidiaries that are directly related to the financial and operating performance of the Company. The 1999 Plan provides for two types of bonuses: formula bonus awards and performance goal bonus awards. Formula bonus awards are based solely on the Company's operating performance using certain predetermined earnings related criteria outlined in the 1999 Plan. Performance goal bonus awards are based on the attainment of specific levels of performance by the Company (or operational units of the Company) with reference to one or more criteria outlined in the 1999 Plan. The Subcommittee establishes the performance goals for each participant no later than 90 days after the commencement of each 1999 Plan year. The Subcommittee determines whether the earnings related criteria and performance goals were met and, based on such determinations, the actual amount of each bonus and whether payment of all or a portion of such bonus will be deferred. Performance goal bonus awards may not exceed $5.0 million to any single participant for any 1999 Plan year. The Subcommittee may also exercise 'negative discretion' and reduce bonuses otherwise payable under the objective formula. Bonus payments under the 1999 Plan are intended to be exempt from the tax deduction limitation of Section 162(m) of the Internal Revenue Code ('Code').

        In addition, from time to time the Compensation Committee may award discretionary bonuses to the Company's executive officers. The amount of such bonuses are based on the Compensation Committee's evaluation of such individual's performance and contribution to the Company's overall performance. The Compensation Committee may defer payment of discretionary bonuses in accordance with the terms of the Deferral Plan described below.

        The annual cash incentive plan for executive officers of Arby's, Inc., the Company's principal business unit (the 'Annual Plan'), provides competitive annual pay opportunities with amounts payable being linked to the business unit's annual financial performance, and to the individual's annual performance. The Annual Plan sets annual incentive target awards at levels that are competitive in the context of the Company's total Executive Compensation Program, and the appropriate mix of variable and fixed compensation. Financial performance is assessed annually against financial and strategic objectives. Each such executive's individual performance award is related to performance measures most appropriate to his or her responsibilities. To reinforce the need for teamwork and focus attention on overall Company objectives, all participants have a significant portion of their award linked to corporate financial performance, as defined by operating income and other measures.

        Annual Bonus Awards for 2000. A significant part of the annual bonus compensation for 2000 for the Named Officers (as defined in the Introduction to the Summary Compensation Table below) was provided pursuant to the 1999 Plan. Each of such Named Officers received performance goal bonus awards for 2000 based on the attainment of specific levels of performance by the Company (and operational units of the Company) with reference to the criteria set forth in the 1999 Plan.

        In addition, the Compensation Committee reviewed the fiscal 2000 performance of executive corporate officers, including those executive officers not participating in the 1999 Plan, and approved special discretionary bonuses for such executives. The bonuses primarily reflected individual qualitative executive contributions based upon the level of the executive's responsibilities, the efficiency and effectiveness with which the executive oversaw the matters under such executive's supervision, and the degree to which such executive contributed to the accomplishment of the Company's goals. Since these officers have overall corporate policy-making and administrative responsibilities, and do not directly oversee principal operating units of the Company, the Compensation Committee's assessment of these executives relates generally to their performance and accomplishment of personal goals and the Company's achievements as a whole. In fiscal 2000, the Company had significant strategic and financial accomplishments, including the sale by the Company of the Snapple Beverage Group to Cadbury Schweppes plc for $896 million in cash (subject to post-closing adjustment) plus the assumption of $425 million of debt and the completion of the innovative $290 million Arby's securitization of United States and Canadian royalties and fees. The role played by the executive officers in completing these transactions and the value created thereby had a significant impact on the assessment of the annual incentive compensation for such executive officers. The Compensation Committee considered a variety of other factors, in addition to these accomplishments, in making its compensation decisions, however no specific weighting was assigned to any one of those factors over others in determining bonuses paid to the executive officers with respect to fiscal 2000.

        Long-Term Incentive Compensation. The Company provides executive officers and key employees of its principal business units with incentives linked to longer-term business unit and corporate performance through the Deferral Plan and the 1998 Plan, which provides for the grant of options to purchase shares of Company Stock and restricted stock of the Company. The Subcommittee believes equity ownership among executives aligns management's interests with those of stockholders and provides long-term incentives for the Company's officers.

        Grant of Equity-Based Incentives for Fiscal 2000. The Subcommittee approved stock option grants under the 1998 Plan in respect of fiscal 2000 performance to selected corporate and business unit managers because of the services performed by these individuals on behalf of the Company and the Triarc Restaurant Group and the Subcommittee's determination that it was in the best interest of stockholders to provide significant equity incentives to the Company's management team. Accordingly, in December 2000, the Subcommittee approved stock option grants under the 1998 Plan to selected officers and certain key employees. The option grants to the Named Officers under the 1998 Plan are included in the Summary Compensation Table below. Such awards were made after a review of the exercise prices, numbers and dates of their previous option awards and the option awards made to other executive officers as well as the total cash compensation paid to such executive officers.

    CEO and COO Compensation Arrangements. The Company is a party to employment agreements effective as of May 1, 1999 with Nelson Peltz, the Company's Chairman and Chief Executive Officer, and Peter W. May, the Company's President and Chief Operating Officer. The agreements are described in 'Certain Employment Arrangements with Executive Officers.' Pursuant to such agreements, in addition to receiving their base salaries, Messrs. Peltz and May are entitled to participate in the 1999 Plan. Pursuant to the 1999 Plan, Mr. Peltz and Mr. May were awarded approximately $4.0 million and $1.5 million, respectively, in respect of fiscal 2000 based on the earnings related criteria and the attainment of the performance goals described above. In addition, the Compensation Committee reviewed the fiscal 2000 performance of Messrs. Peltz and May and granted special deferred compensation awards of $15.0 million to Mr. Peltz and $7.5 million to Mr. May to reward their role and performance in connection with the achievement of the significant strategic and financial accomplishments of the Company in 2000, including the value realized through the completion of the sale of the Snapple Beverage Group for $896 million in cash (subject to post-closing adjustment) plus the assumption of $425 million of debt and the innovative $290 million Arby's securitization described above. To incentivize their future performance, the Compensation Committee determined to defer payment of these special awards in accordance with the terms of the Deferral Plan described below.

    Messrs. Peltz and May also received grants of options under the 1998 Plan (which are set forth in the Summary Compensation Table). The factors considered in determining the size of the stock option grants to Messrs. Peltz and May were the stock option guidelines established for all participants in the 1998 Plan (see 'Grant of Equity-Based Incentives for Fiscal 2000' above), as well as Messrs. Peltz's and May's respective performance and contributions to the Company.

    Other Executive Compensation. In addition, the Company provides executive officers with benefits and perquisites such as a 401(k) plan, health and life insurance benefits and, in certain cases, tax and financial planning advice, automobile allowances and other transportation related benefits. Overall, the

Compensation Committee believes the provided levels of benefits and perquisites are necessary and competitive and, in combination with the previously mentioned compensation elements, facilitate the Company's ability to secure the needed executive talents.

    Section 162(m) Considerations. The Company's general policy is to award compensation to individuals pursuant to plans that satisfy the requirements of
Section 162(m) of the Code. Nevertheless, each of the Compensation Committee and Subcommittee believes it is important to maintain the flexibility to authorize compensation that does not satisfy the requirements of Section 162(m). Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m), no assurance can be given, notwithstanding the Company's efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

The Compensation Committee                 The Performance Compensation Subcommittee
David E. Schwab II, Chairman               David E. Schwab II, Chairman
Clive Chajet                               Clive Chajet
Joseph A. Levato                           Jeffrey S. Silverman
Jeffrey S. Silverman

INTRODUCTION TO SUMMARY COMPENSATION TABLE

    The Summary Compensation Table sets forth salary of, cash bonus awards, deferred compensation awards as well as non-cash awards granted under the 1993 Equity Participation Plan (the '1993 Plan'), the 1998 Equity Participation Plan (the '1998 Plan'), the 1999 Executive Bonus Plan and the Snapple Beverage Group, Inc. 1997 Stock Option Plan (the 'SBG Option Plan') with respect to the fiscal year ended January 3, 1999, the fiscal year ended January 2, 2000, and the fiscal year ended December 31, 2000 to Triarc's Chairman and Chief Executive Officer, President and Chief Operating Officer and the other executive officers of Triarc who constituted Triarc's most highly compensated executive officers during fiscal 2000 (the 'Named Officers').

    Messrs. Peltz and May serve as directors and officers of Triarc and several of its subsidiaries, and Messrs. Barnes, Kogan and Schorr serve as officers of Triarc and officers and directors of many of its subsidiaries. All compensation set forth in the Summary Compensation Table for Messrs. Peltz, May, Barnes, Kogan and Schorr (other than the options granted in 1998 under the SBG Option
Plan) was paid by Triarc and represents amounts paid for services rendered to Triarc and its subsidiaries. All non-cash awards granted to any Named Officer were made by Triarc except for options granted in 1998 under the SBG Option Plan and payments made with respect to those options. Additional information with respect to the compensation arrangements for the Chairman and Chief Executive Officer and the other Named Officers is set forth below under 'Certain Employment Arrangements with Executive Officers.' No restricted stock awards were made to any of the Named Officers during fiscal 1998, fiscal 1999, or fiscal 2000.

                           SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION
                                 ---------------------------------------------------
                                                                      OTHER ANNUAL
 NAME AND PRINCIPAL POSITION      PERIOD     SALARY($)   BONUS($)    COMPENSATION($)
 ---------------------------      ------     ---------   --------    ---------------
Nelson Peltz .................     2000      1,400,000   4,016,000(2)     350,000(6)
 Chairman and Chief Executive      1999        933,333   5,554,350(4)     300,034(6)
 Officer of Triarc                 1998              1      --            329,067(6)

Peter W. May .................     2000        977,794   1,508,000(2)     106,000(7)
 President and Chief Operating     1999        800,000   2,664,650(4)     148,285(7)
 Officer of Triarc                 1998              1      --            134,173(7)

John L. Barnes, Jr. ..........     2000        448,526   1,025,000(4)            (8)
 Executive Vice President and      1999        300,000     800,000(5)            (8)
 Chief Financial Officer of        1998        300,000     585,000(5)            (8)
 Triarc

Eric D. Kogan ................     2000        448,526   1,025,000(4)            (8)
 Executive Vice President --       1999        300,000     800,000(5)            (8)
 Corporate Development of          1998        285,583     595,417(5)            (8)
 Triarc

Brian L. Schorr ..............     2000        450,417   1,025,000(4)            (8)
 Executive Vice President and      1999        312,500     800,000(5)            (8)
 General Counsel of Triarc         1998        312,500     585,000(5)            (8)

                                             LONG TERM COMPENSATION
                                -------------------------------------------------
                                      AWARDS          PAYOUTS
                                ------------------   ----------
                                    SECURITIES
                                    UNDERLYING          LTIP         ALL OTHER
 NAME AND PRINCIPAL POSITION    OPTIONS/SARS(#)(1)   PAYOUTS($)   COMPENSATION($)
 ---------------------------    ------------------   ----------   ---------------
Nelson Peltz .................       300,000           --           15,010,200(3)
 Chairman and Chief Executive        226,000(9)        --                8,800(12)
 Officer of Triarc                    26,000(10)       --              --

Peter W. May .................       150,000           --            7,510,200(3)
 President and Chief Operating       113,000(9)        --                8,800(11)
 Officer of Triarc                    13,000(10)       --              --

John L. Barnes, Jr. ..........        30,000           --               10,200(11)
 Executive Vice President and         56,600(9)        --                8,800(11)
 Chief Financial Officer of           50,000           --                7,200(11)
 Triarc                                6,600(10)

Eric D. Kogan ................        30,000           --               10,200(11)
 Executive Vice President --          56,600(9)        --                8,800(11)
 Corporate Development of             50,000           --                7,200(11)
 Triarc                                6,600(10)

Brian L. Schorr ..............        30,000           --               13,574(12)
 Executive Vice President and         56,600(9)        --               12,787(12)
 General Counsel of Triarc            50,000           --               11,187(12)
                                       6,600(10)

---------

 (1) Except as otherwise noted, all stock option grants were made pursuant to the 1993 Plan or 1998 Plan. The option grants under the 1998 Plan with respect to fiscal 1998 were made on March 15, 1999.

 (2) Does not include special deferred compensation awarded to Messrs. Peltz and May included under 'All Other Compensation.'

 (3) Includes special deferred compensation of $15.0 million for Mr. Peltz and $7.5 million for Mr. May that was awarded in connection with the completion of certain transactions, payment of which was deferred until January 2004 pursuant to the Deferral Plan for Senior Executive Officers of Triarc Companies, Inc. described below. These amounts may be paid prior to January 2004 under certain circumstances. See 'Deferral Plan for Senior Executive Officers of Triarc Companies, Inc.' below. Also includes $10,200 for each of Mr. Peltz and Mr. May representing amounts contributed to a 401(k) plan by Triarc on their behalf.

 (4) Includes special bonuses paid in connection with the completion of certain transactions and payments made pursuant to the 1999 Executive Bonus Plan.

 (5) Includes special bonuses paid in connection with the completion of certain transactions.

 (6) Includes imputed income of $268,767, $227,801 and $266,837 arising out of the use of corporate aircraft in fiscal 2000, fiscal 1999 and fiscal 1998, respectively.

 (7) Includes imputed income of $33,225, $94,791 and $77,138 arising out of the use of corporate aircraft in fiscal 2000, 1999 and 1998, respectively, fees of $40,000 paid by Triarc on behalf of Mr. May for tax and financial planning services in each of fiscal 2000, fiscal 1999 and fiscal 1998 and $32,806 for other transportation related benefits for Mr. May in fiscal 2000.
                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (8) Perquisites and other personal benefits did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported under the headings of 'Salary' and 'Bonus.'

 (9) Includes 26,000, 13,000, 6,600, 6,600 and 6,600 options granted in 1998 under the SBG Option Plan to Messrs. Peltz, May, Barnes, Kogan and Schorr, respectively, the exercise prices of which were equitably adjusted in 1999. (See footnote 1 to 'Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values' below.)

(10) Represents grants of options made pursuant to the SBG Option Plan which were equitably adjusted in 1999. See footnote (9) above.

(11) Represents amounts contributed to a 401(k) plan by Triarc on behalf of the Named Officer.

(12) Includes $10,200, $8,800 and $7,200 contributed to a 401(k) plan by Triarc on behalf of Mr. Schorr in fiscal 2000, 1999 and 1998, respectively, and $3,374, $3,987 and $3,987 of other compensation paid by Triarc in an amount equal to premiums for life insurance in fiscal 2000, fiscal 1999 and fiscal 1998, respectively.

CERTAIN EMPLOYMENT ARRANGEMENTS WITH EXECUTIVE OFFICERS

    Nelson Peltz and Peter W. May. Employment agreements were entered into by the Company and Messrs. Peltz and May, effective as of May 1, 1999. The agreements, which currently extend through April 30, 2006, provide for a five year term, unless otherwise terminated as provided therein, with automatic annual one year renewals unless either the Company or the executive gives written notice not later than 180 days preceding the date of any such extension that such party does not wish to extend the term. The agreements provide for annual base salaries of $1,400,000 per year for Mr. Peltz and $1,200,000 per year for Mr. May, subject to increase but not decrease from time to time. In addition, the executives will receive an annual bonus for each fiscal year at least equal to the Formula Bonus Award actually earned under the stockholder approved 1999 Executive Bonus Plan; provided that the Board of Directors (including the Performance Committee of the Board of Directors) may award Performance Goal Bonus Awards under the stockholder approved 1999 Executive Bonus Plan and additional bonuses in its discretion. In the event employment is terminated by the Company without 'cause,' or by the executive for 'good reason' (as each such term is defined in the agreements), or at the executive's option following a 'change of control,' the agreements provide that each executive will be entitled to receive within ten days of termination, among other things, an amount equal to the sum of: (i) the executive's then current base salary through the date of termination, any bonus amounts payable, and accrued vacation pay;
(ii) the executive's then current base salary through the remainder of the employment term; (iii) five times the highest bonus as calculated under the agreements; and (iv) five times the sum of Company contributions paid or accrued on the executive's behalf to any defined contribution retirement plans during the year preceding termination. In addition, the executives will be entitled to receive a pro rata bonus for the year in which the termination occurs. 'Change of control' would generally include the following events: (i) a majority of the Company's directors being replaced; (ii) any 'person,' as defined in the Exchange Act, acquires 50% or more of the combined voting power of the Company's voting securities; (iii) a sale of all or substantially all of the assets of the Company; (iv) a merger or similar transaction that requires stockholder approval, unless the Company's stockholders continue to own 50% or more of the combined voting power of the resulting entity's voting securities; (v) the Company's stockholders approve a plan of complete liquidation or dissolution of the

Company; or (vi) such other events as may be designated by the Board of Directors. Under the agreements, in the event that any benefit paid to Messrs. Peltz and May becomes subject to excise tax imposed under Section 4999 of the Internal Revenue Code, the Company will indemnify Messrs. Peltz and May so that after payment of such excise taxes, Messrs. Peltz and May will be in the same after-tax position as if no excise tax had been imposed. The agreements also provide that in the event that employment is terminated without 'cause' by the Company, by Messrs. Peltz or May for 'good reason,' or under other specified circumstances (including a change of control), all non-vested stock options and other non-vested stock or stock-based awards then owned by the executives will, subject to certain limitations, vest immediately and (i) subject to certain limitations, all of such awards granted on or after February 24, 2000 and
(ii) all of the Company stock options granted before February 24, 2000 with an exercise price greater than $17.6875 per share (the closing price of the Company's common stock on such date), will remain exercisable until the earlier of one year following termination or the award's stated expiration date.

    John L. Barnes, Jr., Eric D. Kogan and Brian L. Schorr. Each of Messrs. Barnes, Kogan and Schorr, the Company's Executive Vice President and Chief Financial Officer, Executive Vice President -- Corporate Development and Executive Vice President and General Counsel, respectively, are parties to employment agreements with the Company entered into effective as of February 24, 2000. The agreements provide for a three year term, unless otherwise terminated as provided therein, with automatic annual one year renewals unless either the Company or the employee gives written notice not later than 180 days preceding the date of any such extension that such party does not wish to extend the term. The agreements provide for annual base salaries of $475,000 per year, subject to increase but not decrease from time to time. In addition, the executives are eligible to receive bonuses during each of the Company's fiscal years from time to time as appropriate, in the sole discretion of the Company, and to participate in the 1999 Executive Bonus Plan. In the event employment is terminated by the Company without 'cause,' or by an executive for certain specified reasons (including following a 'change of control' or for 'good reason'), the agreements provide that each executive will be entitled to receive within ten days of termination, among other things, an amount equal to the sum of: (i) the executive's then current base salary through the date of termination, any bonus amounts payable, accrued vacation pay, and two and one-half times the sum of Company contributions paid or accrued on the executive's behalf to any defined contribution retirement plans during the year preceding termination; (ii) the executive's then current salary through the remainder of the employment term (but in no event for more than two and one-half years); and (iii) two and one-half times the highest bonus, as calculated under the agreements. In addition, the executives will be entitled to receive a pro rata bonus for the year in which the termination occurs. Under the agreements, in the event that any benefit paid to Messrs. Barnes, Kogan or Schorr becomes subject to excise tax imposed under Section 4999 of the Internal Revenue Code, the Company will indemnify Messrs. Barnes, Kogan and Schorr so that after payment of such excise taxes, Messrs. Barnes, Kogan and Schorr will be in the same after-tax position as if no excise tax had been imposed. The agreements also provide that in the event that employment is terminated without 'cause' by the Company, or by Messrs. Barnes, Kogan or Schorr for certain specified reasons (including following a 'change of control' or for 'good reason'), all non-vested stock options and other non-vested stock or stock-based awards of the Company or any subsidiary then owned by the executives will, subject to certain limitations, vest immediately and (i) all of such awards granted on or after February 24, 2000 and (ii) all of the Company stock options granted before February 24, 2000 with an exercise price greater than $17.6875 per share (the closing price of the

Company's common stock on such date), will remain exercisable until the earlier of one year following termination or the award's stated expiration date.

    1999 EXECUTIVE BONUS PLAN

    The Company's 1999 Executive Bonus Plan is designed to provide incentive compensation for designated executive officers and key employees of the Company and its subsidiaries that is directly related to the financial performance of the Company. The plan was approved by the Company's stockholders on September 23, 1999. The 1999 Executive Bonus Plan, which is effective as of May 3, 1999, provides for two types of bonuses to be awarded to designated participants:
'Formula Bonus Awards' and 'Performance Goal Bonus Awards'. Formula Bonus Awards are based solely on the Company's operating performance using certain predetermined factors outlined in the plan. Performance Goal Bonus Awards are based on the Company achieving certain performance goals which are established annually by the Performance Committee, based on specific categories of criteria set forth in the 1999 Executive Bonus Plan. Such criteria include the successful completion of acquisitions, dispositions, recapitalizations, financings and refinancings, return on the Company's investment portfolio and other market and operating performance measures, including, among other things, earnings per share, market share, margins, productivity improvement and stock price. The Performance Committee establishes the performance goals as to each participant for each plan year and, if more than one performance goal is established, the weighting of the performance goals. Messrs. Peltz and May are eligible to receive Formula Bonus Awards and each of Messrs. Peltz, May, Barnes, Kogan and Schorr has been designated by the Performance Committee as being eligible to receive a Performance Goal Bonus Award under the 1999 Executive Bonus Plan for plan year 2001. Performance Goal Bonus Awards may not exceed $5,000,000 to any single participant for any plan year. The Performance Committee may, in its sole and absolute discretion, adjust or modify the calculation of the performance goals in certain circumstances. In addition, the 1999 Executive Bonus Plan provides that the Performance Committee may reduce or eliminate a Performance Goal Bonus Award even if certain performance goals have been achieved if the Performance Committee, in its sole discretion, determines to do so. The Performance Committee may also amend, suspend, or terminate the 1999 Executive Bonus Plan or any portion thereof at any time; provided that no such amendment or alteration shall be made that would impair the rights of any participant without the participant's consent. Payments of awards under the 1999 Executive Bonus Plan are intended to be exempt from the tax deduction limitation of
Section 162(m) of the Internal Revenue Code, which generally limits deductions for compensation paid to senior executive officers to $1.0 million per year.

    DISCRETIONARY BONUSES

    From time to time, the Compensation Committee of the Board may award discretionary or special bonuses or deferred compensation based on performance to certain executive officers. The amounts of such bonuses or deferred compensation will be based on the Compensation Committee's evaluation of each such individual's contribution.

    DEFERRAL PLAN FOR SENIOR EXECUTIVE OFFICERS OF TRIARC COMPANIES, INC.

    The Deferral Plan for Senior Executive Officers of Triarc Companies, Inc. (the 'Deferral Plan') was approved by the Compensation Committee of the Board of Directors effective December 14, 2000. Pursuant to the Deferral Plan, the Company establishes one or more bookkeeping accounts to reflect bonuses awarded to participants the payment of which has been deferred. These accounts are adjusted from time to time for earnings and investment gains and losses. Deferred bonus accounts for each participant are deemed invested in certain approved investments selected by the participant or an investment manager chosen by the Company and reasonably acceptable to the participant. The Company may replicate any deferred bonus account in a trust, in which event the value of the deferred bonus account on the books of the Company will be equal to the value of the actual approved investments related to such account in the trust. A participant may receive the value of a deferred bonus account, in cash or approved investments, or any combination thereof, from the Company upon the earliest of: (i) the first business day in January of the fourth calendar year following the calendar year in which the related bonus was awarded to the participant; (ii) no later than five business days following the participant's 'separation from service' (as defined in the Deferral Plan) and (iii) such time as the payment would be deductible by the Company for Federal income tax purposes without regard to the limitation of Section 162(m) of the Internal Revenue Code. On or before the June 30 preceding the payment date specified in clause (i) above, a participant may elect to defer such date for up to three additional whole years. A participant may make such an election more than one time. Although a participant is at all times fully vested in his or her deferred bonus accounts, participants have the status of general unsecured creditors of the Company with respect the Company's obligation to make payment to them under the Deferral Plan and any assets contained in a trust formed under the Deferral Plan are subject to claims by creditors of the Company. As of May 9, 2001, deferred bonus accounts have been established for Messrs. Peltz and May.

    1993 EQUITY PARTICIPATION PLAN

    The 1993 Plan, which expired on April 24, 1998, provided for the grant of options to purchase Class A Common Stock, stock appreciation rights ('SARs'), restricted shares of Class A Common Stock and, to non-employee directors of Triarc, at their option, shares of Class A Common Stock in lieu of annual retainer fees and/or Board of Directors or committee meeting attendance fees ('Fees') that would otherwise be payable in cash. Directors, selected officers and key employees of, and key consultants to, Triarc and its subsidiaries were eligible to participate in the 1993 Plan. A maximum of 10,000,000 shares of Class A Common Stock (subject to certain adjustments) were authorized to be delivered by the Company pursuant to options, SARs and restricted shares granted under the 1993 Plan. As of May 9, 2001, options to acquire a total of 5,599,169 shares of Class A Common Stock were outstanding under the 1993 Plan. The plan is administered by the Performance Committee.

    1998 EQUITY PARTICIPATION PLAN

    The 1998 Plan was approved by the Board of Directors on March 10, 1998 and was approved by the Company's stockholders on May 6, 1998. The 1998 Plan replaced the 1993 Plan which expired on April 24, 1998. The 1998 Plan provides for the granting of stock options, SARs and restricted stock to officers and key employees of, and consultants to, Triarc and its subsidiaries and affiliates. The 1998 Plan provides for automatic awards of options to non-employee directors of Triarc and permits non-employee directors to elect to receive all or a portion of their Fees in shares of Class A Common Stock. Subject to certain antidilution adjustments, a maximum of 5,000,000 aggregate shares of Class A Common Stock may be granted on the exercise of options or SARs or upon a director's election to receive Fees in Triarc shares pursuant to the 1998 Plan. In addition, the maximum number of shares of Class A Common Stock that may be granted to any individual in a calendar year is 1,000,000 shares. As of May 9, 2001, options to acquire 2,065,832 shares of Class A Common Stock were outstanding under the 1998 Plan. The 1998 Plan is administered by the Performance Committee. The term during which awards may be granted under the 1998 Plan will expire on April 30, 2003.

    1997 EQUITY PARTICIPATION PLAN

    The 1997 Equity Participation Plan (the '1997 Plan') was approved by the Executive Committee of the Board of Directors on December 11, 1997 and provides for the granting of stock options to purchase shares of Class A Common Stock. Participants in the 1997 Plan are limited to selected key employees and consultants of Triarc, its subsidiaries and affiliates who are important to the success and growth of the Company, its subsidiaries and affiliates, but who are not 'directors,' 'executive officers' or 'officers' of Triarc. A total of 500,000 shares of Class A Common Stock are reserved for issuance under the 1997 Plan. As of May 9, 2001, options to acquire 352,250 shares of Class A Common Stock were outstanding under the 1997 Plan. The 1997 Plan is administered by the Compensation Committee. The term during which options may be granted under the 1997 Plan expires on December 11, 2002.

    SNAPPLE BEVERAGE GROUP, INC. 1997 STOCK OPTION PLAN

    The SBG Option Plan was adopted in August 1997 and amended in May 1999, and provided for the grant of options to acquire common stock of Snapple Beverage Group, Inc. ('SBG') which, prior to its sale in October 2000, was a 99.9% owned subsidiary of the Company. Key employees, officers, directors and consultants of SBG and its subsidiaries and affiliates, and of Triarc and its other subsidiaries and affiliates, were eligible to participate in the SBG Option Plan. All of the 149,284 outstanding options remained the responsibility of SBG following the completion of the sale of the Snapple Beverage Group to Cadbury Schweppes plc. The Company has been advised that all of such options were either exercised subsequent to the sale of the Snapple Beverage Group or, in the case of certain employees of SBG, exchanged for the right to receive shares of Cadbury Schweppes plc. The SBG Option Plan was administered by the Performance Committee.

    OPTIONS GRANTED IN FISCAL 2000

    The following table sets forth certain information with respect to options to purchase shares of Class A Common Stock granted to the Named Officers in the fiscal year ended December 31, 2000. No SARs were granted to any of the Named Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                                      GRANT DATE
                                                                      INDIVIDUAL GRANTS                                 VALUE
                                                       -----------------------------------------------                ----------
                                                       NUMBER OF        % OF TOTAL
                                                       SECURITIES        OPTIONS          EXERCISE
                                                       UNDERLYING       GRANTED TO        OR BASE                     GRANT DATE
                                                       OPTIONS/SARS     EMPLOYEES IN       PRICE         EXPIRATION    PRESENT
                        NAME                           GRANTED(#)(1)    FISCAL YEAR(2)   ($ PER SHARE)       DATE      VALUE(3)
-----------------------------------------------------     -------           -----          --------       --------    ----------
Nelson Peltz.........................................     300,000           29.00%         $25.4375       12/14/10    $2,778,000
Peter W. May.........................................     150,000           15.00%         $25.4375       12/14/10    $1,389,000
John L. Barnes, Jr. .................................      30,000            3.00%         $25.4375       12/14/10    $  277,800
Eric D. Kogan........................................      30,000            3.00%         $25.4375       12/14/10    $  277,800
Brian L. Schorr......................................      30,000            3.00%         $25.4375       12/14/10    $  277,800

                                                        (footnotes on next page)

(footnotes from previous page)

(1) All options granted to Named Officers during fiscal 2000 were granted under the 1998 Plan. One third of the options granted under the 1998 Plan will vest on each of the first, second and third anniversaries of the date of grant and the options will be exercisable at any time between the date of vesting and the tenth anniversary of the date of grant. The option agreements evidencing options to purchase shares of Class A Common Stock awarded to directors of Triarc, the Chairman and Chief Executive Officer, the President and Chief Operating Officer, and all officers of Triarc at the level of Senior Vice President or above provide that the options may be transferred by the optionee pursuant to a domestic relations order or to certain permitted transferees.

(2) The percentages are based on the aggregate number of options granted in fiscal 2000 to purchase Class A Common Stock.

(3) These values were calculated using a Black-Scholes option pricing model. The actual value, if any, that an executive may realize will depend on the excess, if any, of the stock price over the exercise price on the date the options are exercised, and no assurance exists that the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The following assumptions were used to calculate the present value of the option grants with respect to Class A Common Stock:

      (a) assumed option term of seven years;

      (b) stock price volatility factor of .2006;

      (c) annual discount rate of 5.19%; and

      (d) no dividend payment.

   These estimated option values, including the underlying assumptions used in calculating them, constitute 'forward-looking statements' within the meaning of the Private Securities Litigation Reform Act of 1995 (the 'Reform Act') and involve risks, uncertainties and other factors which may cause the actual value of the options to be materially different from those expressed or implied herein. For those statements, Triarc claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act.

    OPTION VALUES AT END OF FISCAL 2000

    The following table sets forth certain information concerning each exercise of options by the Named Officers during fiscal 2000, as well as the value as of December 31, 2000 of unexercised in-the-money options to purchase shares of Class A Common Stock granted to the Named Officers and outstanding as of the end of fiscal 2000.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                                  NUMBER OF
                                                                                 SECURITIES              VALUE OF
                                                                                 UNDERLYING            UNEXERCISED
                                                                                 UNEXERCISED           IN-THE-MONEY
                                                                                   OPTIONS               OPTIONS
                                                                                  AT FISCAL             AT FISCAL
                                                SHARES                            YEAR-END               YEAR-END
                                               ACQUIRED                            2000(#)              2000($)(2)
                                                  ON            VALUE           EXERCISABLE/           EXERCISABLE/
                    NAME                       EXERCISE     REALIZED($)(1)      UNEXERCISABLE         UNEXERCISABLE
                    ----                       --------     --------------      -------------         -------------
Nelson Peltz
   Triarc Options(3)........................     -0-            -0-          1,456,667/2,533,333   11,975,711/9,529,165
   SBG Options..............................     26,000       21,300,200                     0/0                    0/0
Peter W. May
   Triarc Options(3)........................     -0-            -0-            968,333/1,616,667    8,009,165/6,208,336
   SBG Options..............................     13,000       10,650,100                     0/0                    0/0
John L. Barnes, Jr.
   Triarc Options...........................    210,000        2,543,950         83,334/  96,666       278,130/ 462,495
   SBG Options..............................      6,600        5,406,974                     0/0                    0/0
Eric D. Kogan
   Triarc Options...........................    262,334        2,774,255          50,000/ 96,666        46,875/ 462,495
   SBG Options..............................      6,600        5,406,974                     0/0                    0/0
Brian L. Schorr
   Triarc Options...........................    278,334        3,124,268          50,000/ 96,666        46,875/ 462,495
   SBG Options..............................      6,600        5,406,974                     0/0                    0/0

---------

(1) 'Value Realized' for the Triarc Options exercised is the difference between the exercise price and the market price on the exercise date, multiplied by the number of options exercised. The SBG Options remained the responsibility of SBG following its sale to Cadbury Schweppes plc. The Company has been advised that all of such options were exercised subsequent to the sale of SBG. Accordingly, 'Value Realized' for the SBG options represents the net proceeds received by these executives from SBG.

(2) On December 29, 2000 (the last trading day during fiscal 2000), the closing price of Class A Common Stock on the New York Stock Exchange was $24.25 per share.

(3) The information contained in this chart includes 465,000 unexercisable options (having a value of $1,918,125 at December 29, 2000) that were surrendered by Mr. Peltz in March 2001 and 310,000 unexercisable options (having a value of $1,278,750 at December 29, 2000) that were surrendered by Mr. May in March 2001. (See 'Certain Relationships and Related Transactions,' below.)

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Levato was appointed to the Compensation Committee of the Board of Directors in July 1997. Mr. Levato has been a director of the Company since July 1996 and retired as Executive Vice President and Chief Financial Officer of the Company in August 1996. Mr. Levato is not a member of the Performance Committee.

                            AUDIT COMMITTEE REPORT*

    In accordance with its written charter, the Audit Committee assists the Board in oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. The Audit Committee consists of four independent members (as independence is defined by the rules of the New York Stock Exchange). A copy of the Audit Committee charter, as currently in effect, is attached to the Company's proxy statement as Annex A.

    In performing its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2000 with management and Deloitte & Touche, LLP, the Company's independent auditors. The Audit Committee also discussed with Deloitte & Touche all matters required to be discussed by Statement on Auditing Standards No. 61, 'Communication with Audit Committees,' as amended, and, with and without management present, discussed and reviewed the results of Deloitte & Touche's examination of the Company's financial statements.

    The Audit Committee received from Deloitte & Touche a written statement regarding all relationships between Deloitte & Touche and the Company that might bear on the Deloitte & Touche's independence consistent with Independence Standards Board Standard No. 1, 'Independence Discussions with Audit Committees,' as amended. The Audit Committee discussed with Deloitte & Touche any relationships that may have an impact on their objectivity and independence and satisfied itself as to Deloitte & Touche's independence. The Audit Committee also considered whether the provision of services by Deloitte & Touche to the Company not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company's Forms 10-Q is compatible with maintaining Deloitte & Touche's independence.

    Based on the above-mentioned review and discussions with management and Deloitte & Touche, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

The Audit Committee:

Raymond S. Troubh (Chairman)
Joseph A. Levato
David E. Schwab II
Jeffrey S. Silverman

---------
* This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference into such other filing.

STOCK PRICE PERFORMANCE GRAPH(*)

                             TRIARC COMPANIES, INC.
                 COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN:
              TRIARC VS. S&P 500 INDEX AND S&P SMALL CAP 600 INDEX

    The following graph compares the cumulative five year total return of Triarc's Class A Common Stock with the S&P 500 Index and the S&P Small Cap 600 Index (the 'Peer Group'). The Peer Group has been selected because the Company does not believe it can reasonably identify a peer group comprised of publicly-traded companies focused, during the applicable period, on non-alcoholic beverages and restaurants that are comparable to the Company in terms of revenues or product mix. Accordingly, the Company has chosen the Peer Group on the basis of comparing the Company's performance to that of the companies with similar market capitalizations comprising the S&P Small Cap 600 Index. The stockholders' returns set forth below assume an initial investment of $100 and that all dividends have been reinvested.

                           [PERFORMANCE GRAPH]

                 TRIARC COS     S&P 500     S&P SMALL CAP 600
                 INC-CLA         INDEX           INDEX
Dec 95            100            100             100
Dec 96            104.55         122.96          121.32
Dec 97            247.73         163.98          152.36
Jan 99            144.32         210.85          150.37
Jan 00            167.05         255.21          169.02
Dec 00            220.45         231.98          188.96

---------

(*) The stock price performance graph does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates the stock price performance graph by reference into such other filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company currently beneficially owns approximately 9.9% of MCM Capital Group, Inc. ('MCM'). MCM is a financial services company specializing in the recovery, restructuring, resale and securitization of charged-off, delinquent and non-performing receivable portfolios acquired at deep discounts. On
January 12, 2000 the Company entered into an agreement (the 'Note Guaranty') to guarantee $10,000,000 principal amount of senior notes maturing 2007 (the 'MCM Notes') issued by MCM to a major financial institution in consideration for a fee of $200,000 and warrants to purchase 100,000 shares of MCM common stock at $.01 per share with an estimated fair value on the date of grant of $305,000. At April 30, 2001, the $10,000,000 guaranteed amount has been reduced to $6,698,000 and will be further reduced by (i) any repayments of the MCM Notes, (ii) any purchases of the MCM Notes by the Company and (iii) the amount of certain investment banking or financial advisory services fees paid to the financial institution or its affiliates or, under certain circumstances, other financial institutions by the Company, MCM or another significant stockholder of MCM or any of their affiliates. Certain officers of the Company, including entities controlled by them, collectively own approximately 17.4% of MCM as of April 1, 2001. These officers are not parties to the Note Guaranty and could indirectly benefit therefrom. In addition to the Note Guaranty, the Company and certain other stockholders of MCM, including the officers of the Company referred to above, on a joint and several basis, have entered into guaranties (the 'Bank Guaranties') and certain related agreements to guarantee an aggregate of $15,000,000 of revolving credit borrowings of a subsidiary of MCM, of which the Company would be responsible for approximately $1,800,000, assuming the full $15,000,000 was borrowed and all of the parties other than the Company to the Bank Guaranties and the related agreements fully perform thereunder. The Company has $15,200,000 of highly liquid United States government debt securities in a custodian account at the financial institution which, under the Bank Guaranties, is subject to set off under certain circumstances if the parties to the Bank Guaranties and related obligations fail to perform their obligations thereunder.

    On October 31, 2000 the Company, the Company officers who invested in MCM and certain other stockholders of MCM, through a newly formed limited liability company, CTW Funding, LLC ('CTW'), entered into an agreement to make available to MCM a $2,000,000 revolving credit facility (the 'MCM Revolver') to be used through December 31, 2000 to meet working capital requirements. The Company owns an 8.7% interest in CTW and should any borrowings under the MCM Revolver occur all members of CTW are required to fund such borrowings in accordance with their percentage ownership interests. In return CTW received warrants to purchase 50,000 shares of MCM common stock at $.01 per share with an estimated fair value on the date of grant of $24,000. Any borrowings under the MCM Revolver bear interest at 12% and were due on December 31, 2000. Subsequent to December 31, 2000 the MCM Revolver was renewed twice, each time for one quarter, so that it now extends through June 30, 2001. In consideration for such extensions, CTW received, in the aggregate, warrants to purchase an additional 100,000 shares of MCM common stock at $.01 per share. The MCM Revolver may be renewed quarterly thereafter through December 31, 2001 by MCM in which event CTW will receive for each quarterly extension warrants to purchase an additional 50,000 shares of MCM common stock at $.01 per share. Through April 30, 2001 there were no borrowings under the MCM Revolver.

    As part of its overall retention efforts, the Company provides certain of its officers and employees with the opportunity to co-invest in some of the investment opportunities available to the Company. In connection therewith, the Company advanced a portion of the funds for the purchases by certain of its officers and employees in two co-investments, EBT Holding Company, LLC ('EBT') and 280 KPE

Holdings, LLC ('280 KPE'). In connection with these two investments, the Company received notes due the Company aggregating $1,946,000 ($1,928,000 outstanding as of April 30, 2001), of which one-half of the principal of these notes, or $964,000 (as of April 30, 2001), is non-recourse. The notes bear interest at the prime rate adjusted annually. Notes were issued to the Company by Messrs. Peltz, May, Barnes, Kogan, Schorr and Posner in the aggregate principal amounts of $700,000, $350,000, $255,667, $255,667, $93,333 and $103,333, respectively, in connection with these investments.

    On January 19, 2000 the Company acquired 280 Holdings, LLC ('280 Holdings') for $27,210,000 consisting of cash of $9,210,000 and the assumption of an $18,000,000 secured promissory note with a third-party commercial lender payable over seven years. 280 Holdings was a subsidiary of Triangle Aircraft Services Corporation ('TASCO'), a company owned by the Chairman and Chief Executive Officer and President and Chief Operating Officer of the Company (the 'Executives'), that at the time of such sale was the owner and lessor to the Company of an airplane that had previously been leased from TASCO. The purchase price was based on independent appraisals and was approved by the Audit Committee and the Board of Directors. Prior thereto the Company leased the airplane and a helicopter from TASCO or subsidiaries of TASCO under a dry lease for a base annual rent, adjusted to $3,310,000 as of December 29, 1997, plus annual cost of living (the 'COLA') adjustments. Pursuant to this dry lease, the Company also paid the operating expenses, including repairs and maintenance, of the aircraft directly to third parties. As of January 19, 2000 the annual rent had increased to $3,447,000, of which $3,078,000 was deemed to represent rent for the airplane and $369,000 was deemed to represent rent for the helicopter. The Company continues to lease the helicopter from a subsidiary of TASCO for the annual rent of $369,000 from January 19, 2000 through September 30, 2000, increasing to $382,000 as of October 1, 2000 in connection with the COLA adjustment, and owns the airplane through its ownership of 280 Holdings. In addition, in 1997 the Company paid TASCO $2,500,000 for (1) an option (the 'Option') to continue the lease for five years effective September 30, 1997 and
(2) the agreement by TASCO to replace the helicopter then covered under the lease. In connection with the acquisition TASCO paid the Company $1,200,000 representing the portion of the $1,242,000 unamortized amount of the Option as of January 2, 2000 relating to the airplane now owned by 280 Holdings.

    In December 2000, a director and certain of the Company's officers exercised stock options previously issued under the 1993 Plan and 1998 Plan and the Company repurchased the shares of its Class A Common Stock received by these individuals at a price per share equal to the closing price of the Class A Common Stock on the New York Stock Exchange on the respective exercise dates. These repurchases were made pursuant to a previously announced $30 million stock repurchase program, and were approved by the Audit Committee. Pursuant to such repurchases, Mr. Levato received aggregate net consideration of $1,251,250 (after payment of the aggregate exercise price of the related options) for 110,000 shares of Class A Common Stock, Mr. Barnes received aggregate net consideration of $2,543,950 (after payment of the aggregate exercise price of the related options) for 210,000 shares of Class A Common Stock, Mr. Kogan received aggregate net consideration of $2,774,255 (after payment of the aggregate exercise price of the related options) for 262,334 shares of Class A Common Stock, Mr. Schorr received aggregate net consideration of $3,124,268 (after payment of the aggregate exercise price of the related options) for 278,334 shares of Class A Common Stock, Mr. McCarron received aggregate net consideration of $669,050 (after payment of the aggregate exercise price of the related options) for 57,000 shares of Class A Common Stock, Mr. Posner received aggregate net consideration of $262,408 (after payment of the aggregate exercise price of the related options) for 27,666 shares of Class A Common Stock, Mr. Rosen received aggregate net consideration of $458,619 (after payment of the aggregate exercise price of the related options) for 41,500 shares of Class A Common Stock, Mr.

Schaefer received aggregate net consideration of $363,100 (after payment of the aggregate exercise price of the related options) for 38,500 shares of Class A Common Stock and Ms. Tarbell received aggregate net consideration of $111,771 (after payment of the aggregate exercise price of the related options) for 15,000 shares of Class A Common Stock. In December 2000, the Company also repurchased 5,500 shares of Class A Common Stock from Mr. Schaefer for an aggregate consideration of $133,375.

    Mr. May has an equity interest in a franchisee that owns an Arby's restaurant in New Milford, CT. That franchisee is a party to a standard Arby's franchise license agreement and pays to Arby's fees and royalty payments that unaffiliated third-party franchisees pay.

    In connection with the court-approved settlement of the Malekan litigation, described in 'Item 3. Legal Proceedings' in the Company's Annual Report on Form 10-K (the 'Form 10-K'), Messrs. Peltz and May delivered a Promissory Note in the aggregate principal amount of Five Million Dollars ($5,000,000), dated as of April 1, 2000. The Note bears interest at the rate of 6% per annum, subject to annual adjustments based on the prevailing LIBOR interest rate, payable annually. One-third of the principal of the note (with interest) was due on March 30, 2001 (and has been paid) and the remaining principal balance is payable in two equal installments due March 31, 2002 and March 31, 2003. The entire remaining amount of the note is due 30 days after the occurrence of a change of control transaction. The note may be prepaid by Messrs. Peltz and May at any time. In connection with this court-approved settlement, Messrs. Peltz and May also surrendered an aggregate of 775,000 performance stock options that had been awarded to them in 1994.

                                  PROPOSAL 2.
                         RATIFICATION OF APPOINTMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

INTRODUCTION

    The Board of Directors has selected Deloitte & Touche LLP ('Deloitte') to be the Company's independent certified public accountants for fiscal 2001. Deloitte has acted as the Company's independent certified public accountants since
July 9, 1994.

    Representatives of Deloitte will be present at the Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

REQUIRED VOTE

    Ratification of the appointment of the independent certified public accountant requires the affirmative vote of a majority of the voting power present (in person or by proxy) and entitled to vote at the Meeting. In the event that the Company's stockholders fail to ratify the appointment of Deloitte, the selection of the Company's independent certified public accountants will be submitted to the Company's Board of Directors for reconsideration.

AUDITOR FEES

    The following is a description of the fees billed to the Company by Deloitte during the fiscal year ended December 31, 2000:

    Audit Fees: Audit fees paid by the Company to Deloitte in connection with Deloitte's review and audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and Deloitte's review of the Company's interim financial statements included in the Company's Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2000 totaled approximately $910,000.

    Financial Information Systems Design and Implementation Fees: The Company did not engage Deloitte to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

    All Other Fees: Fees billed to the Company by Deloitte for all other non-audit services rendered to the Company during the fiscal year ended December 31, 2000 totaled approximately $1,653,000, including approximately $1,127,000 for audit related services, $260,000 for tax related services and $266,000 for other services.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

                                 OTHER MATTERS

EXPENSES OF SOLICITATION

    The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, some of the officers, directors and regular employees of the Company and its subsidiaries, none of whom will receive additional compensation therefor, may solicit proxies in person or by telephone, telegraph or other means. Solicitation will also be made by employees of Georgeson & Company, which firm will be paid a fee of $8,000, plus expenses. As is customary, the Company will, upon request, reimburse brokerage firms, banks, trustees, nominees and other persons for their out-of-pocket expenses in forwarding proxy materials to their principals.

STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

    From time to time, stockholders present proposals which may be proper subjects for inclusion in a proxy statement and for consideration at an annual meeting. To be considered, proposals must be submitted on a timely basis. It is currently expected that the next Annual Meeting will be held during the early part of June 2002, with the related proxy statement being first mailed to stockholders on or about May 1, 2002. To be considered for the 2002 Annual Meeting of Stockholders of the Company, proposals must be received by the Company no later than January 17, 2002, and must otherwise comply with Rule 14a-8 under the Exchange Act.

    Stockholders who do not wish to follow Rule 14a-8 under the Exchange Act in proposing a matter for action at the next annual meeting may also submit a proposal pursuant to the procedural requirements set forth in Triarc's Certificate of Incorporation. Any such proposals must be specified in a written notice given by or on behalf of a stockholder of record on the record date for such meeting entitled to vote thereat or a duly authorized proxy for such stockholder, in accordance with all of the following requirements. Such notice must be delivered personally to, or mailed to and received at, the principal executive office of the Company addressed to the attention of the Secretary, not less than 45 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 55 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual or special meeting was mailed or such public disclosure was made, whichever first occurs. Such notice must set forth (i) a full description of each such item of business proposed to be brought before the meeting and the reasons for conducting such business at such meeting, (ii) the name and address of the person proposing to bring such business before the meeting, (iii) the class and number of shares held of record, held beneficially and represented by proxy by such person as of the record date for the meeting (if such date has then been made publicly available) and as of the date of such notice,
(iv) if any item of such business involves a nomination for director, all information regarding each such nominee that would be required to be set forth in a definitive proxy statement filed with the SEC pursuant to Section 14 of the Exchange Act, or any successor thereto, and the written consent of each such nominee to serve if elected, (v) any material interest of the stockholder in such item of business and (vi) all other information that would be required to be filed with the SEC if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to Section 14 of the Exchange Act, or any successor thereto. The Company may require a proposed nominee for director to furnish such other information as may be required to be set forth in a stockholder's notice of nomination which pertains to the nominee or which may be reasonably required to determine the eligibility of such proposed nominee to serve as a director of the Company. At the request of the Board of Directors, any individual nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Company that information required to be set forth in a stockholder's notice of nomination which pertains to a nominee. The Nominating Committee has adopted certain rules with respect to nominations for Board membership. See 'Proposal 1. Election of Directors -- Board Meetings and Certain Committees of the Board -- Nominating Committee' above. The Chairman of the meeting may, if the facts warrant, determine that a nomination or stockholder proposal was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded. Any questions relating to stockholder proposals should be submitted in writing to the Secretary of the Company, at 280 Park Avenue, New York, New York 10017.

ANNUAL REPORT ON FORM 10-K

    The Company will provide copies of the Form 10-K, as amended, without charge, upon a written or oral request, by first class mail or other equally prompt means within one business day of such request. Such copies may be obtained by contacting the Company at 280 Park Avenue, New York, New York, Attn:
Investor Relations; Telephone: (212) 451-3000. Copies of the Form 10-K may also be obtained from the Company's website at http://www.triarc.com.

                                          By Order of the Board of Directors

                                          STUART I. ROSEN
                                          STUART I. ROSEN
                                          Secretary

New York, New York
May 16, 2001

                                    ANNEX A
            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                      (AS AMENDED THROUGH APRIL 26, 2001)

I. PURPOSE

    The primary function of the Audit Committee is to assist the Board of Directors in fulfilling the Board's oversight responsibilities. In meeting its responsibilities, the Audit Committee is expected to:

     serve as an independent and objective party to review the Company's financial reporting process and internal control system;

     review and appraise the audit activities of the Company's outside auditors; and

     provide an open avenue of communication among the outside auditors, management and the Board of Directors.

    Without limiting the foregoing, and in recognition of the fact that the Company's outside auditors are ultimately accountable to the Board of Directors and the Audit Committee, the Board of Directors and the Audit Committee have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors and/or nominate the outside auditors for stockholder approval.

    The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. ORGANIZATION

    The Audit Committee shall be appointed by the Board of Directors and shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be independent of management of the Company, and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of the director's independence from management and the Company. Each member of the Audit Committee shall meet the further restrictions set forth on Annex I.

    All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices and be able to read and understand fundamental financial statements or shall become able to do so within a reasonable time after his or her appointment to the Audit Committee, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

III. MEETINGS

    The Audit Committee shall meet as circumstances require. The Audit Committee may require members of management, the Company's outside auditors or others to attend meetings and to provide pertinent information as necessary. As part of its job to foster open communication, the Audit Committee shall meet at least annually with management and the Company's outside auditors in separate sessions to discuss any matters that the Audit Committee or any of these groups believe should be discussed privately.

IV. RESPONSIBILITIES AND DUTIES

    To fulfill its responsibilities and duties, the Audit Committee shall:

     1. Review with financial management and the Company's outside auditors the Company's annual audited financial statements prior to the filing of such statements with the Securities and Exchange Commission. This review shall include a discussion of the outside auditors' judgments about the quality and appropriateness of the Company's accounting principles and financial disclosure practices, as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate. Based on this review, the Audit Committee shall make its recommendation to the Board of Directors as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K.

     2. Review the performance of the outside auditors and make recommendations to the Board of Directors regarding the appointment or replacement of the outside auditors.

     3. On an annual basis, review and discuss with the outside auditors all relationships the outside auditors have or have had during the current year with the Company and to consider whether the provision of services by the outside auditors not related to the audit of the Company's annual financial statements and the review of the Company's interim financial statements included in the Company's Forms 10-Q for such year is compatible with maintaining the outside auditors independence. In connection with the foregoing, the Audit Committee shall request that the outside auditors submit to the Audit Committee on an annual basis a written statement delineating all such relationships and fees paid by the Company to such outside auditors, shall discuss with the outside auditors any disclosed relationship or services that may impact the objectivity and independence of the outside auditors and shall, if appropriate, recommend that the Board of Directors take appropriate action in response to the written statement to satisfy itself of the outside auditors' independence.

     4. Review and reassess the adequacy of the Audit Committee's Charter annually and recommend to the Board of Directors any changes deemed appropriate by the Audit Committee. The Chairman of the Audit Committee may represent the entire Audit Committee for purposes of this review.

     5. Prepare any reports of the Audit Committee required by applicable securities laws or stock exchange listing requirements or rules to be included in any proxy statements, information statements or other documents.

     6. Approve the fees to be paid to the outside auditors in connection with the Company's annual audit.

     7. Review with the outside auditors their audit plan, the scope of their audit, the auditors' report and their recommendations.

     8. Discuss with the outside auditors matters identified by the auditors for discussion with the Audit Committee in accordance with applicable AICPA statements on auditing standards.

     9. Review with management and the Company's outside auditors, the integrity of the Company's financial reporting process.

    10. Review with management and the Company's outside auditors, the quality and adequacy of the Company's internal accounting controls.

                                       * * *

    While the Audit Committee has the responsibilities and powers set forth in this Charter, the Company's management is responsible for preparing the Company's financial statements and the outside auditors are responsible for auditing them. The Audit Committee is responsible for overseeing the conduct of these activities and is not expected to audit the Company, to define the scope of the audit, to control the Company's accounting practices or to define the standards to be used in the preparation of the Company's financial statements. Consequently, in carrying out its responsibilities, the Audit Committee is not determining that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles, nor is the Audit Committee providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditors' work.

                       ANNEX I TO AUDIT COMMITTEE CHARTER

    Further restrictions:

        (a) Employees. A director who is an employee (including non-employee executive officers) of the Company or any of its affiliates may not serve on the Audit Committee until three years following the termination of his or her employment. In the event the employment relationship is with a former parent or predecessor of the Company, the director may serve on the Audit Committee after three years following the termination of the relationship between the Company and the former parent or predecessor.

        (b) Business Relationship. A director (i) who is a partner, controlling stockholder or executive officer of an organization that has a business relationship with the Company or (ii) who has a direct business relationship with the Company (e.g., a consultant) may serve on the Audit Committee only if the Company's Board of Directors determines in its business judgment that the relationship does not interfere with the director's exercise of independent judgment. In making a determination regarding the independence of a director pursuant to this paragraph, the Board of Directors should consider, among other things, the materiality of the relationship to the Company, to the director, and, if applicable, to the organization with which the director is affiliated.

        'Business relationships' can include commercial, industrial, banking, consulting, legal, accounting and other relationships. A director can have this relationship directly with the Company, or the director can be a partner, officer or employee of an organization that has such a relationship. The director may serve on the Audit Committee without the above-referenced Board of Directors' determination after three years following the termination of, as applicable, either (1) the relationship between the organization with which the director is affiliated and the Company, (2) the relationship between the director and his or her partnership status, stockholder interest or executive officer position or
    (3) the direct business relationship between the director and the Company.

        (c) Cross Compensation Committee Link. A director who is employed as an executive of another corporation where any of the Company's executives serves on that corporation's compensation committee may not serve on the Audit Committee.

        (d) Immediate Family. A director who is an Immediate Family member of an individual who is an executive officer of the Company or any of its affiliates cannot serve on the Audit Committee until three years following the termination of such employment relationship. As used herein, 'Immediate Family' shall have the meaning contained in para. 303.02 of the NYSE Listed Company Manual.

                        ANNUAL MEETING OF STOCKHOLDERS OF

                             TRIARC COMPANIES, INC.

                            Thursday, June 21, 2001

                           PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

YOUR CONTROL NUMBER IS -->
                          -----------------------------

                Please Detach and Mail in the Envelope Provided

--------------------------------------------------------------------------------

A |X| Please mark your
      votes as in this
      example using
      dark ink only.

                           FOR all nominees             WITHHOLD
                       listed at right (except          AUTHORITY
                          as marked to the       to vote for all nominees
                           contrary below)            listed at right.

1. To elect nine                 [ ]                        [ ]
   (9) directors to
    hold office as
    specified in
    the accompanying Proxy Statement.

To withhold authority to vote for an individual nominee, write such nominee's name on the line provided.

--------------------------------------------------------

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH
                     OF THE NINE (9) NOMINEES NAMED BELOW.

Nominees:
        Nelson Peltz
        Peter W. May
        Hugh L. Carey
        Clive Chajet
        Joseph A. Levato
        David E. Schwab II
        Jeffrey S. Silverman
        Raymond S. Troubh
        Gerald Tsai, Jr.

                                                      FOR    AGAINST    ABSTAIN

2. To ratify the appointment of Deloitte & Touche     [ ]      [ ]        [ ]
   LLP as the Company's independent certified public accountants.

3. To transact such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders entitled to vote at the meeting or any adjournment or postponement thereof are holders of record of the Company's Class A Common Stock at the close of business on May 9, 2001.

Your vote is important! Stockholders are cordially invited to attend the meeting. Whether or not you plan to attend, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. You may nevertheless vote in person if you attend the meeting.

Signature:_______________  Date:_____  Signature:_______________  Date_____

NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREIN. WHEN SIGNING AS ATTORNEY, ADMINISTRATOR, EXECUTOR, GUARDIAN OR TRUSTEE, PLEASE GIVE YOUR FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN BY PRESIDENT OR OTHER AUTHORIZED OFFICER AND INDICATE TITLE. IF SHARES ARE REGISTERED IN THE NAMES OF JOINT TENANTS OR TRUSTEES, EACH TENANT OR TRUSTEE IS REQUIRED TO SIGN.

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

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                             TRIARC COMPANIES, INC.
                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON THURSDAY, JUNE 21, 2001

     The 2001 Annual Meeting of Stockholders of Triarc Companies, Inc. will be held on Thursday, June 21, 2001, at 11:00 a.m., local time, in the Basildon Room, 3rd floor, of The Waldorf=Astoria, 301 Park Avenue, New York, New York, for the purposes listed on the reverse side:

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

--------------------------------------------------------------------------------